Exhibit 99.2

Eton Pharmaceuticals Announces $10 Million Debt Facility with SWK Holdings

DEER PARK, Ill., Nov. 13, 2019 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative drug products, today announced it has entered into a $10 million debt facility with SWK Holdings Corporation.

“We are pleased to secure this essentially non-dilutive financing, which will allow us to continue pursuing value-enhancing business development transactions while we invest in the commercial launch of Biorphen and the planned launch of ET-105 in early 2020,” said Sean Brynjelsen, Chief Executive Officer of Eton Pharmaceuticals. “We are excited to be partnering with SWK, and we appreciate their confidence in Eton’s long-term potential.”

“SWK is pleased to partner with Eton to provide minimally dilutive financing to support the Company’s pending launch of Biorphen and potential future product launches,” commented Winston Black, CEO of SWK. “We endorse Eton’s business model of launching value-add 505b2 products in the acute care and pediatric market segments. We are particularly impressed with management’s ability to match important clinical needs with lower-risk development assets.”

Under terms of the agreement, Eton received $5 million at closing and has the option to drawdown additional capital upon the approval of Eton’s EM-100 or ET-105 product candidates.

About SWK Holdings

SWK Holdings Corporation is a publicly traded, specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing innovative products utilizing the FDA’s 505(b)(2) regulatory pathway. Eton is primarily focused on liquid dosage forms including injectables, oral liquids and ophthalmics. Eton has a diversified pipeline of high-value product candidates in various stages of development and therapeutic areas, including multiple product candidates currently pending regulatory approval with the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

David Krempa

dkrempa@etonpharma.com

847-805-1077